Exhibit 99.2(h)(i)


               UNDERWRITING AND DISTRIBUTION SERVICES AGREEMENT


     AGREEMENT made as of this     day of            , 2004, between The
Topiary Fund for Benefit Plan Investors (BPI) LLC, a Delaware limited liability company (the "Fund"), and SCUDDER DISTRIBUTORS, INC., a Delaware corporation ("SDI").

     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

     1. The Fund hereby appoints SDI to act as general distributor of limited liability interests (hereinafter called "interests") of the Fund in jurisdictions wherein interests of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may: (a) issue or sell interests directly to holders of interests of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of distributions, or otherwise; (b) issue interests in connection with the merger or consolidation of any other investment company with the Fund or the Fund's acquisition, by purchase or otherwise, of all or substantially all of the assets of any other investment company or all or substantially all of the outstanding shares of any such company; and (c) issue interests in connection with the reinvestment of distributions made by the Fund, if any. SDI shall appoint various financial service firms ("Firms") to provide distribution services to investors. The Firms shall provide such office space and equipment, telephone facilities, personnel, literature distribution, advertising and promotion as is necessary or beneficial for providing information and distribution services to existing and potential clients of the Firms. SDI may also provide some of the above services for the Fund.

     2. SDI accepts such appointment as principal underwriter and agrees to render such services and to assume the obligations herein set forth for the compensation herein provided. SDI shall for all purposes herein provided be deemed to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Fund in any way. SDI, by separate agreement with the Fund, may also serve the Fund in other capacities. The services of SDI to the Fund under this Agreement are not to be deemed exclusive, and SDI shall be free to render similar or other services to others so long as its services hereunder are not impaired thereby. SDI represents that it is a registered securities dealer and a member in good standing of the National Association of Securities Dealers, Inc (the "NASD").

     3. In carrying out its duties and responsibilities hereunder, SDI may, pursuant to separate written contracts, appoint various Firms to provide advertising, promotion, and other distribution services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such Firms. Such Firms shall at all times be deemed to be independent contractors retained by SDI and not the Fund.

     4. SDI shall use its best efforts to sell interets of the Fund as may be offered from time to time in accordance with the Fund: Form N-2 (the "Registration Statement") on file with the Securities and Exchange Commission (the "SEC") from time to time, at prices determined as


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hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Fund's Registration Statement and the Fund's organizational documents; provided, however, that SDI may, in its discretion, refuse to accept orders for interests from any particular applicant. Without limiting the foregoing, SDI agrees to: (i) sell interests only to an investor who is an "Eligible Investor" as that term is defined in the Registration Statement; (ii) obtain and comply with any investor certification requirements set forth in the Fund's Registration Statement; and (iii) impose the requirements set forth in
(i) and (ii) of this paragraph as a condition of the sales activity of any Firm or other person with whom SDI enters into a selling group arrangement with respect to the interests.

     5. SDI shall sell interests of the Fund to or through qualified Firms in such manner, not inconsistent with the provisions hereof and the Fund's Registration Statement, as SDI may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Fund without prior consent of the Fund. In addition to sales made by it as agent of the Fund, SDI may, in its discretion, also sell interests of the Fund as principal to persons with whom it does not have selling group agreements.

     6. Interests of any class of any series of the Fund offered for sale or sold by SDI shall be so offered or sold at a price per share determined in accordance with the Registration Statement. Any excess of the sales price over the net asset value of the interests of the Fund sold by SDI as agent shall be retained by SDI as a commission for its services hereunder. SDI may compensate Firms for sales of interests at the commission levels provided in the Registration Statement from time to time. SDI may pay other commissions, fees or concessions to Firms, and may pay them to others in its discretion, in such amounts as SDI shall determine from time to time consistent with applicable regulations. SDI shall be entitled to receive and retain any applicable early withdrawal charge as described in the Registration Statement.

     7. SDI will require each Firm to conform to the provisions hereof and the Registration Statement with respect to the public offering price or net asset value, as applicable, of the Fund's interests, and neither SDI nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

     8. The Fund will use its best efforts to keep effectively registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), for sale as herein contemplated such interests as SDI shall reasonably request and as the SEC shall permit to be so registered. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of interests whenever, in its sole discretion, it deems such action to be desirable.

     9. The Fund will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of its interests for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as SDI may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Fund will furnish to SDI from time to time such information with respect to the Fund and its interests as SDI may reasonably request for use in connection with the sale of interests of the Fund.


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     10. SDI shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this Agreement as may be required under any applicable law. At or prior to the time of issuance of interests, SDI will pay or cause to be paid to the Fund the amount due the Fund for the sale of such interests. Units shall be registered on the transfer books of the Fund in such names and denominations as SDI may specify.

     11. SDI shall order interests of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. SDI will not make, or authorize Firms or others to make (a) any short sales of interests of the Fund; or (b) any sales of such interests to any member of the Fund's board of directors ("Board") or officer of the Fund or to any officer or Board member of SDI or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Fund, or to any corporation or association, unless such sales are made in accordance with the Registration Statement relating to the sale of such interests. SDI, on behalf of and for the account of the Fund, may repurchase the interests of the Fund at such prices and upon such terms and conditions as shall be specified in the Fund's Registration Statement. In selling or repurchasing interests of the Fund for the account of the Fund, SDI will in all respects conform to the requirements of all state and federal laws and the Conduct Rules of the NASD, relating to such sale or repurchase, as the case may be. SDI will observe and be bound by all the provisions of the Fund's organizational documents (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act), which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of SDI hereunder.

     12. SDI agrees to indemnify and hold harmless the Fund and each of its Board members and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Fund or such Board members, officers, or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any interests by any person which (i) may be based upon any wrongful act by SDI or any of SDI's employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by SDI, or (iii) may be incurred or arise by reason of SDI's acting as the Fund's agent instead of purchasing and reselling interests as principal in distributing the interests to the public, provided, however, that in no case (i) is SDI's indemnity in favor of a Board member or officer or any other person deemed to protect such Board member or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is SDI to be liable under the indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified SDI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify SDI of any such claim shall not relieve SDI from any


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liability which SDI may have to the Fund or any person against whom such action is brought otherwise than on account of SDI's indemnity agreement contained in this paragraph. SDI shall be entitled to participate, at SDI's own expense, in the defense, or, if SDI so elects, to assume the defense of any suit brought to enforce any such liability, but if SDI elects to assume the defense, such defense shall be conducted by counsel chosen by SDI and satisfactory to the Fund, to its officers and Board members, or to any controlling person or persons who is/are defendant or defendants in the suit. In the event that SDI elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Board members or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case SDI does not elect to assume the defense of any such suit, SDI will reimburse the Fund, such officers and Board members or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. SDI agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any interests. The Fund shall not, without the prior written consent of SDI, effect any settlement of any pending or threatened action, suit or proceeding in respect of which the Fund is or could have been a party and indemnity has or could have been sought hereunder by the Fund, unless such settlement includes an unconditional release of SDI from all liability on claims that are the subject matter of such action, suit or proceeding.

     13. The Fund agrees to indemnify and hold harmless SDI and each of SDI's directors and officers and each person, if any, who controls SDI within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which SDI or such directors, officers or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any interests by any person which
(i) may be based upon any wrongful act by the Fund or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was not made in reliance upon information furnished to SDI by the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against SDI or any such director, officer or controlling person unless SDI or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon SDI or upon such director, officer or controlling person (or after SDI or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be


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conducted by counsel chosen by it and satisfactory to SDI, its directors, officers, or controlling person or persons, defendant or defendants in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such counsel, SDI, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse SDI or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify SDI promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any interests. SDI shall not, without the prior written consent of the Fund, effect any settlement of any pending or threatened action, suit or proceeding in respect of which either SDI is or could have been a party and indemnity has or could have been sought hereunder by SDI, unless such settlement includes an unconditional release of the Fund from all liability on claims that are the subject matter of such action, suit or proceeding.

     14. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by SDI under this Agreement. The Fund will pay (or will enter into arrangements providing that others will pay): (i) all fees and expenses in connection with the registration and qualification of interests for sale in the various jurisdictions in which the Fund shall determine it advisable to qualify such interests for sale (including registering the Fund as a broker or dealer or any officer of the Fund or other person as agent or salesman of the Fund in any such jurisdictions, as applicable) ("Blue Sky expenses"); and (ii) the cost of preparing and printing of sufficient copies of the Fund's Registration Statement and any other sales material (and any supplements or amendments thereto). The Fund may reimburse SDI for any out-of-pocket expenses actually incurred by SDI not specifically assumed by SDI under this Agreement.

     15. This Agreement shall become effective on the date first written above and shall continue for a period two years after such date; and shall continue from year to year thereafter only so long as such continuance is approved in the manner required by the Investment Company Act.

     16. This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by SDI on sixty (60) days' written notice to the other party. The indemnity provisions contained herein shall remain operative and in full force and effect regardless of any termination of this Agreement. The Fund may effect termination with respect to any class of any series of the Fund by a vote of (i) a majority of the Board members who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of this Agreement or (ii) a majority of the outstanding voting securities of such series or class. Without prejudice to any other remedies of the Fund, the Fund may terminate this Agreement at any time immediately upon SDI's failure to fulfill any of its obligations hereunder. SDI may also terminate this Agreement if in its sole judgment payment for and delivery of any interests is rendered impracticable or inadvisable because (i) trading in the securities of the Fund is suspended by the Commission; (ii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq stock market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter


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market; (iii) additional government restrictions, not in effect on the date of this Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange; (iv) a general banking moratorium has been established by U.S. federal or New York authorities or (v) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of SDI, impracticable or inadvisable to market the interests on the terms and in the manner contemplated by the Registration Statement.

     17. All material amendments to this Agreement must be approved by a vote of a majority of the Board, and of the Board members who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of this Agreement, cast in person at a meeting called for such purpose.

     18. The terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act and the rules and regulations thereunder.

     19. SDI shall receive such compensation for its distribution services as set forth in this Agreement. Termination of this Agreement shall not affect the right of SDI to receive payments on any unpaid balance of the compensation earned prior to such termination.

     20. Notwithstanding anything in this Agreement to the contrary, SDI shall be contractually bound hereunder by the terms of any publicly announced waiver of or cap on the compensation received for its distribution services under this Agreement or by the terms of any written document provided to the Board announcing a waiver or cap, as if such waiver or cap were fully set forth herein.

     21. SDI will not use or distribute, or authorize the use, distribution or dissemination by Firms or others in connection with the sale of Fund interests any statements other than those contained in the Registration Statement, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations. SDI will furnish the Fund with copies of all such material.

     22. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

     23. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

     24. All parties hereto are expressly put on notice of the Fund's Limited Liability Company Operating Agreement, and any amendments thereto, all of have been or will be delivered to the parties hereto. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Board members, officers, or unitholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by SDI for recovery of any liability of the Fund arising hereunder allocated to a


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particular series or class, whether in accordance with the express terms hereof or otherwise, SDI shall have recourse solely against the assets of that series or class to satisfy such claim and shall have no recourse against the assets of any other series or class for such purpose.

     25. This Agreement shall be construed in accordance with applicable federal law and with the laws of the State of New York.

     26. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

     IN WITNESS WHEREOF, the Fund and SDI have caused this Agreement to be executed as of the day and year first above written.




Attest:                             THE TOPIARY FUND FOR BENEFIT PLAN
                                    INVESTORS (BPI) LLC


                                    By:
---------------------------              ----------------------------
                                         Name:
                                         Title:


Attest:                             SCUDDER DISTRIBUTORS, INC.


                                    By:
---------------------------              ----------------------------
                                         Name:
                                         Title:



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